EXHIBIT 99.1

BJ's Restaurants, Inc. to Present at the Oppenheimer 15th Annual Consumer Conference

HUNTINGTON BEACH, Calif., June 18, 2015 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) will be presenting at the Oppenheimer 15th Annual Consumer Conference at the Four Seasons Hotel in Boston, Massachusetts. The Company's presentation is scheduled to begin at approximately 9:45 am (Eastern) on Tuesday, June 23, 2015, and will be broadcast live over the Internet. Interested parties may listen to the presentation at the Company's website located at http://www.bjsrestaurants.com. The presentation can be accessed by clicking on the "Investors" link from the Company's home page followed by the "Presentation" link. An archive of the webcast will be available following the live presentation.

BJ's Restaurants, Inc. currently owns and operates 162 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. The Company operates several microbrewery restaurants in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed craft beers. The Company's restaurants are located in the 20 states of Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Nevada, New Mexico, New York, Ohio, Oklahoma, Oregon, Pennsylvania, Texas, Virginia and Washington. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

For further information, please contact Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or bjri@jcir.com.